UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2005

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Section 8. Other Events

Item 8.01. Other Events.

On January 4 and 5, 2005, substantially all of our service territory experienced a severe ice storm. The storm was especially intense in the City of Wichita, Kansas and the surrounding areas. As a result of the storm, electric service was interrupted in a large portion of our service territory and a significant portion of our electric distribution system sustained damage, with the City of Wichita, Kansas and surrounding areas sustaining the greatest amount of damage. We have restored power to approximately 360,000 customers, including customers who have had power restored more than once. In total, approximately 220,000 customers, or approximately one-third of our customer base, were without power for some period of time as a result of the ice storm. Currently, approximately 4,000 customers remain without power.

Our storm restoration efforts began on January 4, 2005 and are expected to be substantially complete by January 14, 2005. Approximately 1,000 of our employees are involved in storm restoration efforts. In addition, we have engaged approximately 2,500 employees from other electric utilities and tree trimming and other contractors to assist us with the restoration efforts. While at this time we are unable to determine the costs of our restoration efforts, they will be material.

Upon the completion of our restoration efforts we will likely seek an order from the Kansas Corporation Commission that will permit us to accumulate and defer for recovery our storm-related restoration costs. In the past, the Commission has permitted us to preserve for recovery costs incurred in similar situations.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 12	Computation of Westar Energy, Inc.’s Ratio of Earnings to Fixed Charges and Computations of Ratio of Earnings to Combined Fixed Charges and Preferred Dividend Requirements

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Forward-looking statements: Certain matters discussed in this Current Report on Form 8-K are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “expect,” “likely,” “estimate,” “intend” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: January 12, 2005	By:	/S/ LARRY D. IRICK
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 12	Computation of Westar Energy, Inc.’s Ratio of Earnings to Fixed Charges and Computations of Ratio of Earnings to Combined Fixed Charges and Preferred Dividend Requirements